Exhibit 99.1

ConocoPhillips Reports Third-Quarter 2023 Results; Announces 14% Increase in Quarterly Ordinary Dividend

HOUSTON-Nov. 2, 2023--ConocoPhillips (NYSE: COP) today reported third-quarter 2023 earnings of $2.8 billion, or $2.32 per share, compared with third-quarter 2022 earnings of $4.5 billion, or $3.55 per share. Excluding special items, third-quarter 2023 adjusted earnings were $2.6 billion, or $2.16 per share, compared with third-quarter 2022 adjusted earnings of $4.6 billion, or $3.60 per share. Special items for the current quarter were primarily comprised of a benefit related to the reversal of a tax reserve and a gain associated with the divestiture of a Lower 48 equity investment.

"ConocoPhillips continues to execute well on our returns-focused value proposition,” said Ryan Lance, chairman and chief executive officer. “For the third consecutive quarter, we achieved record production and, with the purchase of the remaining 50% interest in Surmont, raised our full-year guidance. In September, we further progressed our global LNG strategy by securing regasification capacity in the Netherlands. In October, several international projects reached first production, positioning us for 2024 and beyond. And today we announced a 14% increase in our quarterly ordinary dividend, consistent with our long-term objective to deliver top quartile growth relative to the S&P 500."

Third-Quarter Highlights and Recent Announcements

•Increased the quarterly ordinary dividend by 14% to $0.58 per share.
•Completed the purchase of the remaining 50% interest in Surmont in October for approximately $2.7 billion as well as future contingent payments of up to $0.4 billion CAD ($0.3 billion).
•Achieved first steam at Surmont Pad 267 and startup at the second phase of Montney’s central processing facility (CPF2) in Canada.
•Reached first production ahead of schedule in October at Tommeliten A and partner-operated Breidablikk and Kobra East & Gekko in Norway and partner-operated Bohai Phase 4B in China.
•Further diversified LNG portfolio by signing a 15-year throughput agreement for approximately 1.5 million tonnes per annum of regasification at the Gate LNG Terminal in the Netherlands.
•Delivered company and Lower 48 production of 1,806 thousand barrels of oil equivalent per day (MBOED) and 1,083 MBOED, respectively.
•Generated cash provided by operating activities of $5.4 billion and cash from operations (CFO) of $5.5 billion.
•Distributed $2.6 billion to shareholders through a three-tier framework, including $1.3 billion through the ordinary dividend and variable return of cash (VROC) and $1.3 billion through share repurchases.
•Ended the quarter with cash and short-term investments of $9.7 billion, which included proceeds from long-term debt issuances of $2.7 billion to fund the Surmont acquisition.

Quarterly Dividend and Variable Return of Cash

ConocoPhillips announced a quarterly ordinary dividend of $0.58 per share, payable Dec. 1, 2023, to stockholders of record at the close of business on Nov. 14, 2023. ConocoPhillips paid its fourth quarter VROC of $0.60 per share on Oct. 16, 2023, to stockholders of record at the close of business on Sept. 28, 2023. Beginning in the first quarter of 2024, ConocoPhillips plans to pay its quarterly ordinary dividend and VROC concurrently and will announce such payments in the same quarter they will be paid.

ConocoPhillips Reports Third-Quarter 2023 Results; Announces 14% Increase in Quarterly Ordinary Dividend

Third-Quarter Review

Production for the third quarter of 2023 was 1,806 MBOED, an increase of 52 MBOED from the same period a year ago. After adjusting for impacts from closed acquisitions and dispositions, third-quarter 2023 production increased 49 MBOED or 3% from the same period a year ago. Organic growth from Lower 48 and other development programs more than offset decline and downtime.

Lower 48 delivered production of 1,083 MBOED, including 722 MBOED from the Permian, 232 MBOED from the Eagle Ford and 111 MBOED from the Bakken. In Canada, Surmont Pad 267 achieved first steam and Montney’s CPF2 came online, both in late September. Turnarounds were successfully completed in Norway and Alaska.

Earnings and adjusted earnings decreased from the third quarter of 2022 primarily due to lower prices. The company’s total average realized price was $60.05 per BOE, 28% lower than the $83.07 per BOE realized in the third quarter of 2022.

For the quarter, cash provided by operating activities was $5.4 billion. Excluding working capital, ConocoPhillips generated CFO of $5.5 billion and received proceeds of $0.2 billion primarily from the sale of a Lower 48 equity investment. In addition, the company funded $2.5 billion of capital expenditures and investments, paid $1.3 billion in ordinary dividends and VROC and repurchased $1.3 billion of shares.

Nine-Month Review
ConocoPhillips’ nine-month 2023 earnings were $8.0 billion, or $6.54 per share, compared with nine-month 2022 earnings of $15.4 billion, or $11.93 per share. Nine-month 2023 adjusted earnings were $7.8 billion, or $6.38 per share, compared with nine-month 2022 adjusted earnings of $14.0 billion, or $10.79 per share.
Production for the first nine months of 2023 was 1,801 MBOED, an increase of 70 MBOED from the same period a year ago. After adjusting for impacts from closed acquisitions and dispositions, production increased 72 MBOED or 4% from the same period a year ago. Organic growth from Lower 48 and other development programs more than offset decline and downtime.
Earnings and adjusted earnings for the first nine months of 2023 decreased from the same period a year ago primarily due to lower prices. The company’s total realized price during this period was $58.45 per BOE, 29% lower than the $82.82 per BOE realized in the first nine months of 2022.
In the first nine months of 2023, cash provided by operating activities was $14.7 billion. Excluding a $1.2 billion change in working capital, ConocoPhillips generated CFO of $15.9 billion and received disposition proceeds of $0.6 billion. The company funded $8.4 billion of capital expenditures and investments, repurchased $4.3 billion of shares and paid $4.2 billion in ordinary dividends and VROC.

ConocoPhillips Reports Third-Quarter 2023 Results; Announces 14% Increase in Quarterly Ordinary Dividend

Outlook

All guidance has been updated to reflect the acquisition of an additional 50% interest in Surmont but excludes any impacts from the previously announced APLNG transaction.

Fourth-quarter 2023 production is expected to be 1.86 to 1.90 million barrels of oil equivalent per day (MMBOED). Full-year production is expected to be approximately 1.82 MMBOED, as compared to prior guidance of 1.80 to 1.81 MMBOED, due to the Surmont acquisition.

Full-year guidance for adjusted operating cost was updated to $8.6 billion versus the prior guidance of $8.3 billion, reflecting the increased working interest at Surmont, increased Lower 48 non-operated activity and inflationary impacts primarily in the Lower 48. Full-year guidance for depreciation, depletion and amortization was updated to $8.3 billion versus prior guidance of $8.2 billion primarily due to the Surmont acquisition.

Full-year guidance for capital and adjusted corporate segment net loss remains unchanged.
ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor. A recording and transcript of the call will be posted afterward.
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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $94 billion of total assets, and approximately 9,800 employees at Sept. 30, 2023. Production averaged 1,801 MBOED for the nine months ended Sept. 30, 2023, and proved reserves were 6.6 BBOE as of Dec. 31, 2022.

For more information, go to www.conocophillips.com.

Contacts
Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com
Investor Relations
281-293-5000
investor.relations@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words

ConocoPhillips Reports Third-Quarter 2023 Results; Announces 14% Increase in Quarterly Ordinary Dividend
does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflicts in Ukraine and the Middle East, and the global response to such conflict, security threats on facilities and infrastructure, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; public health crises, including pandemics (such as COVID-19) and epidemics and any impacts or related company or government policies or actions; investment in and development of competing or alternative energy sources; potential failures or delays in delivering on our current or future low-carbon strategy, including our inability to develop new technologies; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships or governmental policies, including the imposition of price caps, or the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; our ability to collect payments when due, including our ability to collect payments from the government of Venezuela or PDVSA; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following any announced or future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or insurance or significantly higher cost of capital or insurance related to illiquidity or uncertainty in the domestic or international financial markets or investor sentiment; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share (EPS), cash from operations (CFO), adjusted operating costs and adjusted corporate segment net loss.

The company believes that the non-GAAP measure adjusted earnings (both on an aggregate and a per-share basis), adjusted operating costs and adjusted corporate segment net loss are useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. Adjusted earnings is defined as earnings removing the impact of special items. Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. Adjusted operating costs is defined as the sum of production and operating expenses, selling, general and administrative expenses, exploration general and administrative expenses, geological and geophysical, lease rentals and other exploration expenses, adjusted to exclude expenses that do not directly relate to the company’s core business operations and are included as adjustments to arrive at adjusted earnings to the extent those adjustments impact operating costs. Adjusted corporate segment net loss is defined as corporate and other segment earnings adjusted for special items. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s

ConocoPhillips Reports Third-Quarter 2023 Results; Announces 14% Increase in Quarterly Ordinary Dividend
results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – This news release also contains the term pro forma underlying production. Pro forma underlying production reflects the impact of closed acquisitions and closed dispositions as of September 30, 2023. The impact of closed acquisitions and dispositions assumes a closing date of January 1, 2022. The company believes that underlying production is useful to investors to compare production reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. Return of capital is defined as the total of the ordinary dividend, share repurchases and variable return of cash (VROC).

References in the release to earnings refer to net income.

ConocoPhillips Reports Third-Quarter 2023 Results; Announces 14% Increase in Quarterly Ordinary Dividend

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	3Q23				3Q22				2023 YTD				2022 YTD
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$2,798	2.32			$4,527	3.55			$7,950	6.54			$15,431	11.93
Adjustments:
(Gain) loss on asset sales¹	(94)	(6)	(100)	(0.08)	70	(16)	54	0.04	(94)	(6)	(100)	(0.08)	(947)	94	(853)	(0.66)
Tax adjustments	—	(144)	(144)	(0.12)	—	—	—	—	—	(144)	(144)	(0.12)	—	(407)	(407)	(0.33)
(Gain) loss on CVE shares	—	—	—	—	—	—	—	—	—	—	—	—	(251)	—	(251)	(0.20)
Gain on debt extinguishment and exchange fees	—	—	—	—	—	—	—	—	—	—	—	—	(44)	52	8	0.01
Transaction and restructuring expenses	—	—	—	—	—	—	—	—	—	—	—	—	28	(8)	20	0.02
(Gain) loss on FX derivative	59	(12)	47	0.04	—	—	—	—	59	(12)	47	0.04	10	(2)	8	0.01
Pending claims and settlements	—	—	—	—	(20)	29	9	0.01	—	—	—	—	(20)	29	9	0.01
Adjusted earnings / (loss)			$2,601	2.16			$4,590	3.60			$7,753	6.38			$13,965	10.79
[1]Includes 3Q23 divestiture of Lower 48 equity investment.
The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of reported production to pro forma underlying production
In MBOED, Except as Indicated

	3Q23	3Q22	2023 YTD	2022 YTD
Total Reported ConocoPhillips Production	1,806	1,754	1,801	1,731

Closed Dispositions[1]	—	(12)	(1)	(27)
Closed Acquisitions [2]	—	15	—	17
Total Pro Forma Underlying Production	1,806	1,757	1,800	1,721

Estimated Uplift from 2 to 3 stream conversion[3]	—	—	—	7

[1]Includes production related to the 2022 Indonesia disposition and various Lower 48 dispositions.
[2]Includes production related to the acquisitions related to additional 10% shareholding interest in APLNG, additional 4% shareholding interest in Libya and a Lower 48 bolt-on acquisition.
[3]Estimated production impacts from the conversion of Concho two-stream contracted volumes to a three-stream (crude oil, natural gas and natural gas liquids) reporting basis, which are not included in Total Production and Total Underlying Production.

ConocoPhillips Reports Third-Quarter 2023 Results; Announces 14% Increase in Quarterly Ordinary Dividend

ConocoPhillips
Table 3: Reconciliation of net cash provided by operating activities to free cash flow
$ Millions, Except as Indicated

	3Q23	2023 YTD
Net Cash Provided by Operating Activities	5,445	14,702

Adjustments:
Net operating working capital changes	(23)	(1,151)
Cash from operations	5,468	15,853

ConocoPhillips
Table 4: Reconciliation of production and operating expenses to adjusted operating costs
$ Millions, Except as Indicated

2023 FY Guidance
Production and operating expenses	~7,700
Selling, general and administrative (G&A) expenses	~700
Exploration G&A, G&G and lease rentals	~200
Operating costs	~8,600

Adjustments to exclude special items:
None	—
Adjusted operating costs	~8,600

ConocoPhillips
Table 5: Reconciliation of adjusted corporate segment net loss
$ Millions, Except as Indicated

2023 FY Guidance
Corporate and Other earnings	~(850)

Adjustments to exclude special items:
(Gain) loss on FX derivative	~60
Income tax on special items	~(10)
Adjusted corporate segment net loss	~(800)